UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 17, 2014

HEALTH ENHANCEMENT PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30415	87-0699977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2804 Orchard Lake Road, Suite 202, Keego Harbor Michigan    48320

(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code

(248) 452-9866

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment

On September 17, 2014, Nola E. Masterson was appointed to the Board of Directors (the “Board”) of Health Enhancement Products, Inc. (the “Company”), to serve in such capacity until her successor is appointed and qualified or until her earlier resignation or removal.

Upon joining the Board, Ms. Masterson received a warrant to purchase 50,000 shares of common stock (vested quarterly) at an exercise price of $.12 per share with a term of three years.  In addition, as compensation for serving as a member of the Board, Ms. Masterson will receive $10,000 fee for each annual term served, which will be paid quarterly.

For the upcoming annual meeting of shareholders on October 14, 2014, Ms. Masterson has been nominated for election to a one-year term.

The foregoing is qualified in its entirety by reference to the press release announcing such appointment, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits

9.01(d)

Exhibits.

99.1

 Press Release dated September 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH ENHANCEMENT PRODUCTS, INC.

Date: September 18, 2014	By: /s/ PHILIP M, RICE II
Philip M. Rice, II, Chief Financial Officer

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